Exhibit 99.4

TENDER FOR

ALL OUTSTANDING

5.875% SENIOR NOTES DUE 2022

IN EXCHANGE FOR

5.875% SENIOR NOTES DUE 2022

OF

LIN TELEVISION CORPORATION

PURSUANT TO THE PROSPECTUS DATED                     , 2015

To Our Clients:

We are enclosing herewith a Prospectus, dated                     , 2015, of LIN Television Corporation (the “Issuer”) and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by the Issuer, to exchange up to $400,000,000 aggregate principal amount of its 5.875% Senior Notes due 2022 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $400,000,000 aggregate principal amount of its issued and outstanding 5.875% Senior Notes due 2022 (the “Original Notes”) upon the terms and subject to the conditions set forth in the Exchange Offer.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M. NEW YORK CITY TIME, ON                     , 2015, UNLESS EXTENDED BY THE ISSUER IN ITS SOLE DISCRETION. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF ORIGINAL NOTES BEING TENDERED.

We are the holder of record of Original Notes held by us for your account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Owner enclosed herewith. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Original Notes. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuer that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such Holder, (ii) at the time of the commencement of the Exchange Offer neither the Holder of Original Notes (including any Holder that is a broker-dealer that has acquired the Original Notes for its own account as a result of market-making activities or other trading activities) nor, to the knowledge of such Holder, any such other person receiving Exchange Notes from such Holder has an arrangement or understanding with any person (including the Issuer or any of its affiliates), to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) neither the Holder nor, to the knowledge of such Holder, any such other person receiving Exchange Notes from such Holder is an “affiliate” of the Issuer or any of the guarantors within the meaning of Rule 405 under the Securities Act, (iv) if the Holder is not a broker-dealer neither such Holder nor any such other person receiving Exchange Notes from such Holder is engaging in or intends to engage in a distribution of the Exchange Notes, (v) if the Holder is a broker-dealer, such Holder has acquired the Exchange Notes as a result of market-making activities or other trading activities, such Holder will provide such information as may be reasonably requested by the Issuer and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer), and (vi) such Holder has the full power and authority to transfer the Original Notes in exchange for the Exchange Notes and that the Issuer will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges of encumbrances and not subject to any adverse claims. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Each holder will also represent that it is not acting on behalf of any person or entities who could not truthfully make the foregoing representations.

Very truly yours,